                                                                    EXHIBIT 99.1

NEWS RELEASE

Contact:                          Peter Monson
                             Chief Financial Officer
                                 (978) 206-8220
                             Peterm@psychemedics.com


                       PSYCHEMEDICS CORPORATION ANNOUNCES
                     YEAR END RESULTS AND RECORD NET INCOME
                           ANNUAL EARNINGS UP BY 127%

Acton, Massachusetts, March 7, 2005 -- Psychemedics Corporation (AMEX:PMD) today announced fourth quarter and year-end financial results for the period ended December 31, 2004.

The Company's fourth quarter revenue was $4,563,972, an increase of 17% as compared to $3,904,867 in the fourth quarter of 2003. Net income for the most recent quarter was $545,597 or $0.11 per share, up 50% from $364,659 or $0.07 per share for the same period of 2003. Revenue for the year ended December 31, 2004 was $18,937,111, up 18% as compared to $15,995,256 for all of 2003. Net income for the year ended December 31, 2004 was $2,763,783 or $0.54 per share, an increase of 127% over the comparable period last year during which the Company earned $1,218,270 or $0.23 per share.

Raymond C. Kubacki, Chairman and Chief Executive Officer, said, "We continued to experience significant growth in our revenue and net income during 2004 - in fact, our net income for 2004 was a record for our Company. We also accomplished dramatic improvements in our gross profit, operating income and net income margins as compared to prior years. It should be noted that we achieved these results in what is still considered to be a less than dynamic hiring environment."

Kubacki continued, "In 2004 we added new customers at approximately the same number as in each of the previous five years. We believe that our large and diverse customer base will allow us to continue to record substantial growth as the employment market improves and that our patented and FDA cleared hair test for drugs of abuse will continue to be the "gold standard" in the industry."

Kubacki concluded, "Our balance sheet is strong with over $3 million of cash, no long-term debt and approximately $5.1 million of working capital. Our directors share our confidence in the future of Psychemedics and recently voted to pay our 34th consecutive quarterly dividend. Our goal, as always, is to increase shareholder value and we remain committed to paying a dividend while our Company grows."
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Psychemedics is the world's largest provider of hair testing for drugs of abuse with thousands of corporations relying on the patented Psychemedics drug testing services. Psychemedics' clients include over 10% of the Fortune 500, some of the largest police departments in America and six Federal Reserve Banks. Psychemedics is the only company that has received FDA clearance for a five-drug panel test of hair samples for drugs of abuse.

Financial Highlights:

- Revenue for the fourth quarter increased 17% over the prior year quarter to $4,563,972

- Revenue for 2004 increased 18% over 2003 to $18,937,111

- Net Income for the fourth quarter of $545,597, or $0.11 per diluted share, up 50% from the prior year quarter

- Net Income for 2004 of $2,763,783, or $0.54 per diluted share, up 127% from
  2003


The Psychemedics web site is WWW.DRUGTESTWITHHAIR.COM

Cautionary Statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, dividends, future business, new accounts, customer base, market share, test volume and sales and marketing strategies) may be "forward looking" statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the expansion of the Company's sales and marketing network, development of markets for new products and services offered, the economic health of principal customers of the Company, government regulation, including but not limited to FDA regulations, competition and general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission.
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                            PSYCHEMEDICS CORPORATION
                              STATEMENTS OF INCOME

                                                      Years ended December 31,
                                                   -----------------------------
                                                       2004              2003
                                                   -----------       -----------

REVENUE                                            $18,937,111       $15,995,256
COST OF REVENUE                                      8,489,198         7,625,173
                                                   -----------       -----------
     Gross profit                                   10,447,913         8,370,083

OPERATING EXPENSES:
     General and administrative                      3,189,870         3,307,441
     Marketing and selling                           2,597,571         2,819,023
     Research and development                          329,419           305,683
                                                   -----------       -----------
                                                     6,116,860         6,432,147
                                                   -----------       -----------
     Income from operations                          4,331,053         1,937,936

OTHER INCOME
     Interest income                                    33,980            41,130
     Other income                                       13,750                --
                                                   -----------       -----------
                                                        47,730            41,130
                                                   -----------       -----------
INCOME BEFORE PROVISION
     FOR INCOME TAXES                                4,378,783         1,979,066
PROVISION FOR INCOME TAXES                           1,615,000           760,796
                                                   -----------       -----------

NET INCOME                                         $ 2,763,783       $ 1,218,270
                                                   ===========       ===========
BASIC NET INCOME PER SHARE                         $      0.54       $      0.23
                                                   ===========       ===========
DILUTED NET INCOME PER SHARE                       $      0.54       $      0.23
                                                   ===========       ===========
DIVIDENDS DECLARED PER SHARE                       $      0.32       $      0.32
                                                   ===========       ===========
WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING, BASIC                              5,126,907         5,193,128
                                                   ===========       ===========
WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING, DILUTED                            5,132,087         5,198,209
                                                   ===========       ===========

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                            PSYCHEMEDICS CORPORATION
                                 BALANCE SHEETS

                                                                                         December 31,
                                                                                ----------------------------
                                                                                     2004            2003
                                                                                ------------    ------------
                                                        ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                   $  3,260,178    $  3,022,467
    Accounts receivable, net of allowance for doubtful accounts
      of $483,230 in 2004 and $513,589 in 2003                                     3,289,863       2,149,942
    Prepaid expenses and other assets                                                246,372         324,974
    Deferred tax assets                                                              529,752         445,012
                                                                                ------------    ------------
       Total current assets                                                        7,326,165       5,942,395
PROPERTY AND EQUIPMENT:
    Computer software                                                              1,205,840       1,205,840
    Office furniture and equipment                                                 1,856,576       1,753,146
    Laboratory equipment                                                           5,966,727       5,722,126
    Leasehold improvements                                                           931,688         902,441
                                                                                ------------    ------------
                                                                                   9,960,831       9,583,553
    Less - Accumulated depreciation and amortization                              (9,099,472)     (8,633,238)
                                                                                ------------    ------------
                                                                                     861,359         950,315
DEFERRED TAX ASSET                                                                   166,583         240,691
OTHER ASSETS                                                                          79,529         133,590
                                                                                ------------    ------------
                                                                                $  8,433,636    $  7,266,991
                                                                                ============    ============

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                            $    554,215    $    398,171
    Accrued expenses                                                               1,157,740       1,325,540
    Deferred revenue                                                                 487,633         432,404
                                                                                ------------    ------------
       Total current liabilities                                                   2,199,587       2,156,115


SHAREHOLDERS' EQUITY:
    Preferred stock, $0.005 par value; 872,521 shares authorized
      and none outstanding                                                                --              --
    Common stock, $0.005 par value; 50,000,000 shares
      authorized, 5,710,704 shares in 2004 and 2003                                   28,554          28,554
    Paid-in capital                                                               24,978,039      24,978,039
    Accumulated deficit                                                           (9,649,853)    (10,773,026)
    Less - Treasury stock, at cost; 583,797 shares in 2004
      and 2003                                                                    (9,122,691)     (9,122,691)
                                                                                ------------    ------------
       Total shareholders' equity                                                  6,234,049       5,110,876
                                                                                ------------    ------------
                                                                                $  8,433,636    $  7,266,991
                                                                                ============    ============